EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108223, 333-85150, 333-62869 and 033-63026 on Forms S-8 of Morgan Stanley of our report dated June 20, 2017 appearing in this Annual Report on Form 11-K of the Morgan Stanley 401(k) Plan for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

New York, New York

June 20, 2017